SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): March 20, 2008



                       WHISPERING OAKS INTERNATIONAL, INC.
              ---------------------------------------------------
                 (Name of Small Business Issuer in its charter)

     Texas                            0-26947                  75-2742601
---------------------            ------------------        ------------------
(State or other jurisdiction    (Commission File No.)       (IRS Employer
of incorporation)                                           Identification No.)


                           7080 River Road, Suite 215
                   Richmond, British Columbia , Canada V6X 1X5
          (Address of Principal Executive Offices, including Zip Code)


Registrant's telephone number, including area code:    (866) 884-8669




                                       N/A
                    ---------------------------------------
          (Former name or former address if changed since last report)

Item 8.01.        Other Events


BioCurex Announces Amendments to Licensing Agreement.

RICHMOND, British Columbia, March 20, 2008 -- BioCurex Inc. (OTC BB:BOCX.OB -
News) is pleased to announce that it has reached an agreement in principle to amend its licensing agreement, dated April 2005, with Abbott Labs as follows:

The proposed amendment relieves Abbott of future due diligence obligations to commercialize or perform further Research and Development on the RECAF technology as well as its obligation to pay the annual minimum royalty. BioCurex will continue development of a chemiluminescence based serum RECAF test in its own facilities and Abbott may resume research and development work and commercialize products incorporating the RECAF technology as per the original agreement. In consideration for the modification, BioCurex gained a higher royalty on any RECAF products that may be sold by Abbott. BioCurex also obtained the right to terminate the license at any time if Abbott, following notice from BioCurex, does not agree within ninety days to new due diligence obligations for the commercialization of any products using the RECAF technology.

Manual chemiluminescence and other colorimetric based RECAF tests are excluded from the semi-exclusive restrictions of the original agreement by a previous amendment. Thus, BioCurex may commercialize and license radioactive as well as non-radioactive manual tests to as many licensees as it deems appropriate.

The remainder of the original licensing agreement is ratified and affirmed and remains in full force and effect.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: March 20, 2008

                                    WHISPERING OAKS INTERNATIONAL INC.


                                     By:/s/ Ricardo Moro
                                        -------------------------------------
                                        Dr. Ricardo Moro, President